                          INSIGHT HEALTH SERVICES CORP.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                          AMENDED AND RESTATED CHARTER



I. PURPOSE, OBJECTIVES AND DUTIES

The primary purpose of the Audit Committee is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by InSight Health Services Corp. ("Company") to any governmental body or the public; the Company's systems of internal controls regarding finance and accounting that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Audit Committee shall encourage continuous improvement of, and foster adherence to the Company's policies, procedures and practices at all levels.

The Audit Committee's primary objectives are to:

     o Serve as an independent and objective party to monitor the Company's financial reporting processes and internal controls systems.

     o    Review the work of the Company's independent accountants.

     o Provide independent, direct, and open communications among the Company's independent accountants, financial and senior management, and the Board.

     o Oversee with management the reliability and integrity of the Company's accounting policies and financial reporting and disclosure practices.


The Audit Committee's primary duties shall specifically be to:

     o Discuss and review with the Company's independent accountants their ultimate accountability to the Board and the Audit Committee.

     o Share with the Board the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent accountants.

     o Ensure that the Company's independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company.

     o Engage actively in a dialogue with the Company's independent accountants with respect to any disclosed relationship or services that may impact the objectivity of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.


II. COMPOSITION

1.   Composition of Audit Committee.

     (a) The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company ("Independent").

     (b) Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

     (c) At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

2.   Independence Requirement of Audit Committee Members.

     Notwithstanding the definition of Independent provided in Section II.1.(a) above, the following persons are not considered Independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepted compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who has, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

     (d) a director who is a partner in or a controlling shareholder or an executive officer of any for-profit business organization to which the Company made or from which the Company received, payments (other than those arising solely from investments in the Company's or the business organization's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's compensation committee.

     Notwithstanding the above, one director who is not Independent and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by that individual is required in the best interest of the Company and its stockholders and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

3.   Election of Audit Committee Members.

     The members of the Audit Committee shall be elected by the Board at the Board meeting following the annual meeting of stockholders or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee shall designate a Chairperson by majority vote of the full Audit Committee membership.


III. MEETINGS

The Audit Committee shall meet in person or by telephone at least four times annually, or more frequently as circumstances dictate, including the meetings described below, and shall report to the Board following each meeting of the Audit Committee at the next regularly scheduled meeting of the Board or sooner. As part of its primary function, to foster independent, direct, and open communications, the Audit Committee shall meet at least annually with management and the Company's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Chairperson of the Audit Committee shall meet in person or by telephone with the Company's independent accountants and the Company's chief financial officer quarterly to review the Company's financial statements consistent with Section IV.4, 5 and 6 below.


IV. RESPONSIBILITIES

To fulfill its primary responsibilities the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, and at least annually, as conditions dictate.

2. Review the Company's annual financial statements and related notes thereto and any reports or other financial information submitted to any governmental body or the public, including any certification, report, analysis, opinion or review rendered by the Company's independent accountants, where such prior review is practicable.

3.   Review the regular internal quarterly reports to management.

4. Review filings made with the Securities and Exchange Commission ("SEC") and other published documents containing the Company's financial statements and consider whether the information contained in such documents is consistent with the information contained in the Company's financial statements, where such prior review is practicable.

5. Include in the Company's proxy statements relating to annual meetings of stockholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings) a report of the Audit Committee that complies with the SEC's regulations for such reports.

6. Review (or cause the Chairperson of the Audit Committee to review) with the Company's independent accountants and the Company's chief financial officer each quarterly report on Form 10-Q and all financial statements and related notes thereto (or any successor report thereto under the rules and regulations of the SEC) prior to its filing with the SEC or prior to the public release of the Company's earnings, where such prior review is practicable.

INDEPENDENT ACCOUNTANTS

7. Recommend to the Board the selection, evaluation and, where appropriate, replacement of the Company's independent accountants, consider the independence and effectiveness of the independent accountants and approve the fees and other compensation to be paid to the independent accountants and the range and cost of audit and non-audit services performed by the independent accountants. On an annual basis, the Audit Committee shall review and discuss with the independent accountants all significant relationships the independent accountants have with the Company in order to determine such independent accountants' independence.

8. Periodically consult with the Company's independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

9. In consultation with the Company's independent accountants, review the integrity of the Company's financial reporting processes, both internal and external; confer with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent accountant's annual engagement letter; review and approve the Company's annual audit plans and budgets; direct the special attention of the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the independent accountants to perform such supplemental reviews or audits as the Audit Committee may deem necessary.

10. Consider the Company's independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practice as suggested by the Company's independent accountants or management.

PROCESS IMPROVEMENT

12. Establish regular and separate systems of reporting to the Audit Committee by each of management and the Company's independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

13. Following completion of the Company's annual audit, review separately with each of management and the Company's independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the nature and extent of any significant changes in accounting principles or the application thereto.

14. Review any significant disagreement among management and the Company's independent accountants in connection with the preparation of the financial statements.

15. Review with the Company's independent accountants and management the extent to which changes or improvement in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

16. Inquire of management and the Company's independent accountants about significant risks or exposures and assess the steps that management has taken to minimize such risks to the Company.

GENERAL

17. Perform any other activities consistent with this Charter, the Company's Amended and Restated Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.   LIMITATIONS

The Audit Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the Company's independent accountants have the responsibility for auditing the financial statements and maintaining the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the Company's independent accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

VI.  CONSISTENCY WITH CERTIFICATE OF INCORPORATION/AMENDED AND RESTATED BYLAWS

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Certificate of Incorporation or Amended and Restated Bylaws of the Company, the Certificate of Incorporation or Amended and Restated Bylaws, as appropriate, shall fully control.